SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

XM SATELLITE RADIO INC.

(Exact name of registrant as specified in its charter)

Delaware	333-39178	52-1805102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E.
Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Bond Closing. On May 1, 2006, XM Satellite Radio Holdings Inc. (“Holdings”) announced completion of an $800 million debt offering, consisting of $600 million of 9.75% Senior Notes due 2014 (the “9.75% Notes”) and $200 million of Senior Floating Rate Notes due 2013 (with a current interest rate of 9.6%) (the “Floating Rate Notes” and together with the 9.75% Notes, the “Notes”), each at the issue price of 100%. The Notes were issued by XM Satellite Radio Inc. (“Inc.” and together with Holdings, “XM”) and guaranteed by Holdings. The Notes were sold only to qualified institutional buyers and non-U.S. persons, pursuant to Rule 144A and Regulation S, respectively, of the Securities Act of 1933, as amended. Additional information about the terms of the Notes is set forth under Item 2.03 of this Current Report on Form 8-K, and the information included in Item 2.03 is incorporated by reference into this Item 1.01.

Use of Proceeds for Refinancing. As previously announced, Inc. is using the proceeds of the Notes offering to repurchase or redeem existing notes due in 2009 and 2010 and is expecting to use $237 million to retire approximately $320 million of fixed payment obligations under XM’s distribution agreement with General Motors that would have come due in 2007, 2008 and 2009. Once the refinancing is completed, as discussed in more detail under the caption “Tender Offer, Call for Mandatory Redemption” below, XM will have effectively replaced $486.5 million of senior secured debt with interest rates ranging from 10.63% to 14% and maturities in 2009 and 2010 (including covering redemption premiums and transaction costs) and $320.3 million of fixed payment obligations to General Motors due in 2007 through 2009, or over $806 million of obligations, with $800 million of senior unsecured debt with current interest rates from 9.6% to 9.75% and maturities in 2013 and 2014.

Indentures. The 9.75% Notes and Floating Rate Notes were issued pursuant to Indentures, each dated as of May 1, 2006, by and among Holdings, Inc., XM Equipment Leasing LLC, as subsidiary guarantor, and The Bank of New York, as trustee. The terms of the Notes are described further below under Item 2.03 below, and the Indentures, together with forms of the Notes, are being filed as exhibits to this Current Report on Form 8-K.

Registration, Exchange of Notes. On May 1, 2006, in connection with the issuance of the Notes, Holdings and Inc. entered into a Registration Rights Agreement under which Inc. agreed to (i) file a registration statement within 90 days after the issue date of the Notes enabling holders to exchange the privately placed Notes for publicly registered notes with substantially identical terms, (ii) cause the exchange registration statement to be declared effective by the SEC within 180 days after the issue date of the Notes and (iii) cause the exchange offer to be commenced within 30 business days after the registration statement is declared effective by the SEC. Inc. also agreed, in certain circumstances, to file a shelf registration statement that would allow Notes held by certain entities to be offered to the public and to keep this shelf registration statement effective for two years. Inc. could be obligated to pay liquidated damages with respect to the Notes in the event it does not meet one or more of these obligations. The amount of liquidated damages would be $0.05 per week per $1,000 principal amount of Notes for the first 90 days immediately following the occurrence of any registration default. The damages would increase by an additional $0.05 per week per $1,000 principal amount of Notes at the beginning of each subsequent 90-day period (or portion thereof) if the registration default continues, up to a maximum rate of $0.30 per week per $1,000 principal amount of Notes.

Tender Offer, Call for Mandatory Redemption. As part of the refinancing, Holdings and Inc. have been conducting a cash tender offer, scheduled to expire on May 10, 2006, for its outstanding $186.5 million of 14% Senior Secured Discount Notes due 2009, $100 million of 12% Senior Secured Notes due 2010 and $200 million of Senior Secured Floating Rate Notes due 2009, with a current interest rate of 10.63% (collectively, the “Existing Notes”). On May 1, 2006, Holdings and Inc. completed the initial repurchase of approximately $390 million of the Existing Notes, including $99.6 million of 12% Notes and approximately $290.6 million of the 14% Notes and existing Floating Rate Notes. Also on May 1, 2006 Inc. commenced the mandatory redemption of the remaining 14% Notes and existing Floating Rate Notes, which XM has the right to redeem under the terms of the indentures governing those notes. The redemption of the 14% Notes is expected to be completed on May 31, 2006 and the redemption of the existing Floating Rate Notes is expected to be completed on May 15, 2006. Following completion of the redemption, no more than $0.4 million of the original $486 million of the Existing Notes will remain outstanding.

Amendment of Existing Indentures Now Effective. On May 1, 2006, XM completed a consent solicitation under which tendering holders consented to proposed amendments to the indentures relating to each series of Existing Notes to eliminate substantially all of the restrictive covenants contained in each of the indentures. Holdings and Inc. entered into supplemental indentures with the trustee for each series of Existing Notes to implement these changes, which became effective May 1, 2006, upon XM’s acceptance of the tendered Existing Notes. The consent solicitation received approval from approximately 59.1% of the outstanding principal amount of the 14% Notes, approximately 99.6% of the outstanding principal amount of 12% Notes and approximately 90.2% of the outstanding principal amount of the existing Floating Rate Notes. As discussed above, XM is mandatorily redeeming the remaining outstanding 14% Notes and existing Floating Rate Notes pursuant to the terms of the indentures governing those notes.

Revised Arrangements with General Motors. XM has entered into amendments to its agreements with General Motors and upon the closing of the bond offering on May 1, 2006 certain provisions in those amendments became operative. XM became obligated to pay General Motors $237 million to retire approximately $320 million of fixed payment obligations under XM’s distribution agreement with General Motors that would have come due in 2007, 2008 and 2009, as noted above. Also, XM’s revolving credit facility with General Motors has been increased to $150 million of borrowing capacity (none of which is outstanding), and XM’s right to pay up to $35 million in subscriber bounty payments in stock has been terminated. The GM credit facility is now or is becoming unsecured, but a new security interest subordinated to XM’s proposed $250 million new credit facility will need to be granted before amounts are advanced under the GM facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The 9.75% Notes bear interest at the rate of 9.75% per year and will mature on May 1, 2014. Interest will be paid on the 9.75% Notes semi-annually on May 1 and November 1, commencing November 1, 2006, to the persons in whose names the 9.75% Notes are registered at the close of business on April 15 or October 15, as the case may be, immediately preceding the relevant interest payment date.

The Floating Rate Notes bear interest for each quarterly period at a rate equal to 450 basis points over the 3-month LIBOR rate per year and will mature on May 1, 2013. Interest will be paid on the Floating Rate Notes quarterly on May 1, August 1, November 1 and February 1, commencing August 1, 2006, to the persons in whose names the Floating Rate Notes are registered at the close of business on April 15, July 15, October 15 or January 15, as the case may be, immediately preceding the relevant interest payment date.

The Notes are Inc.’s senior unsecured obligations and are guaranteed on a senior unsecured basis by Holdings and certain of Inc.’s subsidiaries. The Notes will be equal in right of payment with all of Inc.’s existing and future senior unsecured indebtedness, but will be structurally subordinated to all of Inc.’s existing and future senior secured indebtedness.

The terms of the Notes include covenants that restrict Inc.’s ability to:

•	incur additional indebtedness;

•	pay dividends on, redeem or repurchase Inc.’s capital stock;

•	make investments;

•	create certain liens;

•	enter into transactions with affiliates; or

•	consolidate, merge or transfer all of substantially all of Inc.’s assets on a consolidated basis.

Inc. may redeem the 9.75% Notes before their maturity, in whole or in part, at any time before May 1, 2010, at a price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest. Inc. also may redeem the 9.75% Notes before their maturity, in whole or part, at any time on or after May 1, 2010, at a redemption price equal to 100% of the principal amount of the 9.75% Notes to be redeemed plus a premium declining ratably to par, plus accrued and unpaid interest. In addition, prior to May 1, 2009, Inc. may redeem up to 35% of the aggregate principal amount of the 9.75% Notes with the proceeds of qualified equity offerings at a redemption price equal to 109.750% of the principal amount, plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the 9.75% Notes originally issued remains outstanding and such redemption occurs within 90 days of the date of the closing of any such equity offering.

Inc. may redeem the Floating Rate Notes before their maturity, in whole or in part, at any time before May 1, 2008, at a price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest. Inc. also may redeem the Floating Rate Notes before their maturity, in whole or part, at any time on or after May 1, 2008, at a redemption price equal to 100% of the principal amount of the Floating Rate Notes to be redeemed plus a premium declining ratably to par, plus accrued and unpaid interest. In addition, prior to May 1, 2009, Inc. may redeem up to 35% of the aggregate principal amount of the Floating Rate Notes with the proceeds of qualified equity offerings at a redemption price equal to 100% of the principal amount plus the applicable floating interest rate on the date of redemption, plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the Floating Rate Notes originally issued remains outstanding and such redemption occurs within 90 days of the date of the closing of any such equity offering.

Upon experiencing a change of control, Inc. may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

The principal amount of the Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving Inc. or certain of its subsidiaries and may be declared immediately due and payable by the trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding Notes upon the occurrence of certain events of default under the Indentures. Events of default include, among other things: (i) failure to pay principal or interest at required times; (ii) failure to perform or remain in breach of covenants within the periods prescribed under the Indentures; (iii) an event of default on any indebtedness of Inc. of $25.0 million or more in the aggregate that is caused by a failure to make a payment when due or that results in the acceleration of that indebtedness before its maturity; (iv) entry of one or more final and non-appealable judgments or orders in excess of $25.0 million in the aggregate (net of amounts covered by insurance) against Inc. and such judgment or judgments have not been stayed; (v) certain bankruptcy or insolvency events involving Inc.; and (vi) an indenture guarantee is held to be unenforceable or invalid or ceases for any reason to be in full force and effect or a subsidiary guarantor denies or disaffirms its obligations under its guarantee.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1	Indenture, dated as of May 1, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and The Bank of New York, as trustee, relating to the 9.75% Senior Notes due 2014 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

Exhibit 4.2	Indenture, dated as of May 1, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and The Bank of New York, as trustee, relating to the Senior Floating Rate Notes due 2013 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

Exhibit 4.3	Form of 9.75% Senior Note due 2014 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

Exhibit 4.4	Form of Senior Floating Rate Note due 2013 (incorporated by reference to Exhibit A to Exhibit 4.2 hereof).

Exhibit 4.5	Supplemental Indenture, dated as of April 26, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., XM Equipment Leasing LLC and The Bank of New York, as trustee, relating to the 14% Senior Secured Discount Notes due 2009 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

Exhibit 4.6	Supplemental Indenture, dated as of April 26, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and The Bank of New York, as trustee, relating to the 12% Senior Secured Notes due 2010 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

Exhibit 4.7	Supplemental Indenture, dated as of April 26, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and The Bank of New York, as trustee, relating to the Senior Secured Floating Rate Notes due 2009 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

Exhibit 10.1	Registration Rights Agreement, dated as of May 1, 2006, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and UBS Securities LLC, J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

Exhibit 10.2	Second Amendment to Second Amended and Restated Distribution Agreement, dated as of April 19, 2006, by and among General Motors Corporation, OnStar Corporation, XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

Exhibit 10.3	Third Amendment to Credit Agreement, dated as of April 19, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., General Motors Corporation and OnStar Corporation (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

Exhibit 99.1	Press release, dated May 1, 2006 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO INC.

Date: May 5, 2006	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIIBIT INDEX

Exhibit	Item
4.1	Indenture, dated as of May 1, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and The Bank of New York, as trustee, relating to the 9.75% Senior Notes due 2014 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

4.2	Indenture, dated as of May 1, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and The Bank of New York, as trustee, relating to the Senior Floating Rate Notes due 2013 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

4.3	Form of 9.75% Senior Note due 2014 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.4	Form of Senior Floating Rate Note due 2013 (incorporated by reference to Exhibit A to Exhibit 4.2 hereof).

4.5	Supplemental Indenture, dated as of April 26, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., XM Equipment Leasing LLC and The Bank of New York, as trustee, relating to the 14% Senior Secured Discount Notes due 2009 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

4.6	Supplemental Indenture, dated as of April 26, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and The Bank of New York, as trustee, relating to the 12% Senior Secured Notes due 2010 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

4.7	Supplemental Indenture, dated as of April 26, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and The Bank of New York, as trustee, relating to the Senior Secured Floating Rate Notes due 2009 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

10.1	Registration Rights Agreement, dated as of May 1, 2006, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and UBS Securities LLC, J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

10.2	Second Amendment to Second Amended and Restated Distribution Agreement, dated as of April 19, 2006, by and among General Motors Corporation, OnStar Corporation, XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

10.3	Third Amendment to Credit Agreement, dated as of April 19, 2006, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., General Motors Corporation and OnStar Corporation (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).

99.1	Press release, dated May 1, 2006 (incorporated by reference to Holdings’ Current Report on Form 8-K filed on the date hereof).